UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

SEARS ROEBUCK ACCEPTANCE CORP. (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip code)
Registrant's telephone number, including area code: (302) 434-3100
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -	Other Events
Item 8.01	Other Events.

On May 11, 2005, the Registrant issued the press release attached as Exhibit 99 to this Form 8-K and incorporated by reference herein. This press release announced the Registrant's application to the Securities and Exchange Commission to delist its debt securities listed on the New York Stock Exchange. Delisting of these securities is expected to result in the suspension of the Registrant's reporting obligations under the Securities Exchange Act of 1934, as amended. The Registrant also announced its intention to commence a tender offer for two series of these debt securities within approximately one week.

Section 9.	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99 - Press Release dated May 11, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS ROEBUCK ACCEPTANCE CORP.
	By:	/s/George F. Slook George F. Slook Vice President, Finance, Treasurer and Assistant Secretary

Date: May 11, 2005

EXHIBIT INDEX
Exhibit No.
99	Press Release dated May 11, 2005.